Exhibit 99.1

e.l.f. Beauty Announces Third Quarter Fiscal 2025 Results
– Delivered 24th Consecutive Quarter of Net Sales Growth and Market Share Gains –

– Updates Fiscal 2025 Outlook –
OAKLAND, California; February 6, 2025 — e.l.f. Beauty (NYSE: ELF) today announced results for the three and nine months ended December 31, 2024.
“I’m proud of the e.l.f. Beauty team for delivering another quarter of consistent, category-leading growth. In Q3, we grew net sales 31% and gained 220 basis points of market share in the U.S.,” said Tarang Amin, e.l.f. Beauty’s Chairman and Chief Executive Officer. “We believe we are still in the early innings of unlocking the whitespace we see across digital, color cosmetics, skin care and international.”
Three Months Ended December 31, 2024 Results
For the three months ended December 31, 2024, compared to the three months ended December 31, 2023:
•Net sales increased 31% to $355.3 million, primarily driven by strength in both our retailer and e-commerce channels, in the U.S. and internationally.
•Gross margin increased approximately 40 basis points to 71%, primarily driven by favorable foreign exchange impacts on goods purchased from China, cost savings and inventory adjustments, partially offset by mix and higher transportation costs.
•Selling, general and administrative (“SG&A”) expenses increased $58.1 million to $218.2 million, or 61% of net sales. Adjusted SG&A (SG&A excluding the items identified in the reconciliation table below) increased $45.5 million to $192.9 million, or 54% of net sales. The increase in SG&A dollars was primarily due to an increase in marketing and digital spend, compensation and benefits, operations costs, general administrative expense, retail fixturing and visual merchandising costs, and depreciation and amortization.
•Other expense, net increased 306% to $5.3 million, primarily driven by an increase in foreign currency exchange loss attributable to foreign currency rate fluctuation between the British pound and US dollar.
•Net income was $17.3 million on a GAAP basis. Adjusted net income (net income excluding the items identified in the reconciliation table below) was $43.0 million.
•Diluted earnings per share were $0.30 on a GAAP basis. Adjusted diluted earnings per share (diluted earnings per share calculated with adjusted net income excluding the items identified in the reconciliation table below) were $0.74.
•Adjusted EBITDA (EBITDA excluding the items identified in the reconciliation table below) was $68.7 million, or 19% of net sales, up 16% year over year.
Nine Months Ended December 31, 2024 Results
For the nine months ended December 31, 2024, compared to the nine months ended December 31, 2023:
•Net sales increased 40% to $980.9 million, primarily driven by strength in both retailer and e-commerce channels, in the U.S. and internationally.
•Gross margin increased approximately 50 basis points to 71%, primarily driven by cost savings and favorable foreign exchange impacts on goods purchased from China, partially offset by inventory adjustments and mix.

•SG&A increased $220.7 million to $584.9 million, or 60% of net sales. Adjusted SG&A increased $188.1 million to $517.6 million, or 53% of net sales. The increase in SG&A dollars was primarily due to an increase in marketing and digital spend, compensation and benefits, operations costs, general administrative expense, retail fixturing and visual merchandising costs, and depreciation and amortization.
•Other expense, net increased 168% to $1.3 million, primarily driven by an increase in foreign currency exchange loss attributable to foreign currency rate fluctuation between the British pound and US dollar.
•Net income was $83.8 million on a GAAP basis. Adjusted net income was $152.3 million.
•Diluted earnings per share were $1.43 on a GAAP basis. Adjusted diluted earnings per share were $2.61.
•Adjusted EBITDA was $215.5 million, or 22% of net sales, up 11% year over year.
Liquidity
As of December 31, 2024, the Company had $73.8 million in cash and cash equivalents and $154.1 million of long-term debt, as compared to $72.7 million in cash and cash equivalents and $164.4 million of long-term debt as of December 31, 2023.
Updated Fiscal 2025 Outlook
“Given softer than expected trends in January, we are taking a prudent approach and lowering our outlook for the final quarter of our fiscal year. Our updated outlook for fiscal 2025 reflects an expected 27-28% year-over-year increase in net sales, as compared to an expected 28-30% increase previously,” said Mandy Fields, e.l.f. Beauty’s Chief Financial Officer.

	Updated Fiscal 2025 Outlook	Previous Fiscal 2025 Outlook
Net sales	$1,300-1,310 million	$1,315-1,335 million
Adjusted EBITDA	$289-293 million	$304-308 million
Adjusted effective tax rate	19-20%	19-20%
Adjusted net income	$193-196 million	$205-208 million
Adjusted diluted earnings per share	$3.27-3.32	$3.47-3.53
Fiscal year ending diluted shares outstanding	59 million	59 million
Webcast Details
The Company will hold a webcast to discuss the results from its third quarter fiscal 2025 today, February 6, 2025, at 4:30 p.m. Eastern Time. The webcast will be broadcast live at https://investor.elfbeauty.com/stock-and-financial/events-and-presentations. For those unable to listen to the live broadcast, an archived version will be available at the same location.

About e.l.f. Beauty
e.l.f. Beauty (NYSE: ELF) is fueled by a belief that anything is e.l.f.ing possible. e.l.f. is a different kind of company that disrupts norms, shapes culture and connects communities, through positivity, inclusivity and accessibility. The mission is clear: to make the best of beauty accessible to every eye, lip and face. e.l.f. Beauty and its brands, e.l.f. Cosmetics, e.l.f. SKIN, Keys Soulcare, Well People and Naturium, are led by purpose, driven by results and elevated by superpowers. e.l.f. Beauty offers e.l.f. clean and vegan products, all double-certified by PETA and Leaping Bunny as cruelty free, and proudly stands as the first beauty company with Fair Trade Certified™ facilities. With a kind heart at the center of e.l.f.’s ethos, the company donates 2% of net profits to organizations that make positive impacts.
Learn more at https://www.elfbeauty.com/

Note Regarding non-GAAP Financial Measures

This press release includes references to non-GAAP measures, including adjusted EBITDA, adjusted SG&A, adjusted net income and adjusted diluted earnings per share. The Company presents these non-GAAP measures because its management uses them as supplemental measures in assessing its operating performance, and believes they are helpful to investors, securities analysts and other interested parties in evaluating the Company’s performance. The non-GAAP measures included in this press release are not measurements of financial performance under GAAP and they should not be considered as alternatives to or substitutes for measures of performance derived in accordance with GAAP. In addition, these non-GAAP measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. These non-GAAP measures have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing the Company’s results as reported under GAAP. The Company’s definitions and calculations of these non-GAAP measures are not necessarily comparable to other similarly titled measures used by other companies due to different methods of calculation.
Adjusted EBITDA excludes expense or income related to stock-based compensation, impairment of equity investment, and other non-cash and non-recurring items. Such other non-cash or non-recurring items include amortization of internal-use software costs related to cloud applications, costs related to the acquisition of Naturium, and cloud computing ERP implementation costs.
Adjusted SG&A excludes expense related to stock-based compensation and other non-recurring items. Such other non-recurring items include other non-recurring cloud computing ERP implementation costs and costs related to the acquisition of Naturium.
Adjusted effective tax rate is the tax rate when excluding the pre-tax impact of expense or income related to stock-based compensation, other non-cash and non-recurring items, impairment of equity investment, amortization of acquired intangible assets, as well as the related tax impact for these items, calculated utilizing the statutory rate for where the impact was incurred.
Adjusted net income excludes expense related to stock-based compensation, other non-recurring items, impairment of equity investment, amortization of acquired intangible assets and the tax impact of the foregoing adjustments. Such other non-recurring items include other non-recurring cloud computing ERP implementation costs and costs related to the acquisition of Naturium.
With respect to the Company’s expectations under “Updated Fiscal 2025 Outlook” above, the Company is not able to provide a quantitative reconciliation of the adjusted EBITDA, adjusted net income and adjusted diluted earnings per share guidance non-GAAP measures to the corresponding net income and diluted earnings per share GAAP measures without unreasonable efforts. The Company cannot provide meaningful estimates of the non-recurring charges and credits excluded from these non-GAAP measures due to the forward-looking nature of these estimates and their inherent variability and uncertainty. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including those statements relating to the Company's outlook for fiscal 2025 under “Updated Fiscal 2025 Outlook” above and those statements that we believe we are still in the early innings of unlocking the whitespace we see across digital, color cosmetics, skin care and international. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, actual results and the timing of selected events may differ materially from those expectations. Factors that could cause actual results to differ materially from those in the forward looking statements include, among other things, the risks and uncertainties that are described in the Company's most recent Annual Report on Form 10-K, as updated from time to time in the Company's SEC filings, as well as the Company’s ability to effectively compete with other beauty companies; the Company’s ability to successfully introduce new products; the Company’s ability to attract new retail customers and/or expand business with its existing retail customers; the Company’s ability to optimize shelf space at its key retail customers; the loss of any of the Company’s key retail customers or if the general business performance of its key retail customers declines; and the Company’s ability to effectively manage its SG&A and other expenses. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date hereof. Except as required by law, the Company assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Investors:	Media:
KC Katten	Sam Critchell
VP, Corporate Development & Investor Relations kkatten@elfbeauty.com	VP, Corporate Communications scritchell@elfbeauty.com

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated statements of operations
(unaudited)
(in thousands, except share and per share data)

	Three months ended December 31,		Nine months ended December 31,
	2024	2023	2024	2023
Net sales	$355,320	$270,943	$980,872	$702,789
Cost of sales	102,015	78,986	282,225	205,895
Gross profit	253,305	191,957	698,647	496,894
Selling, general and administrative expenses	218,220	160,121	584,936	364,246
Operating income	35,085	31,836	113,711	132,648
Other (expense) income, net	(5,278)	2,565	(1,300)	1,902
Impairment of equity investment	—	—	—	(1,720)
Interest expense, net	(3,527)	(3,985)	(10,953)	(3,021)
Income before provision for income taxes	26,280	30,416	101,458	129,809
Income tax provision	(9,019)	(3,528)	(17,622)	(16,673)
Net income	$17,261	$26,888	$83,836	$113,136

Net income per share:
Basic	$0.31	$0.49	$1.49	$2.08
Diluted	$0.30	$0.46	$1.43	$1.97
Weighted average shares outstanding:
Basic	56,358,694	55,140,887	56,227,037	54,503,518
Diluted	58,353,219	58,030,115	58,463,343	57,550,094

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated balance sheets
(unaudited)
(in thousands, except share and per share data)

	December 31, 2024	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$73,845	$108,183	$72,705
Accounts receivable, net	187,744	123,797	121,061
Inventory, net	214,786	191,489	204,504
Prepaid expenses and other current assets	82,702	53,608	56,630
Total current assets	559,077	477,077	454,900
Property and equipment, net	19,878	13,974	12,805
Intangible assets, net	212,047	225,094	230,658
Goodwill	340,582	340,600	340,165
Other assets	133,250	72,502	69,756
Total assets	$1,264,834	$1,129,247	$1,108,284

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$100,250	$100,307	$100,394
Accounts payable	65,293	81,075	72,917
Accrued expenses and other current liabilities	128,364	117,733	129,628
Total current liabilities	293,907	299,115	302,939
Long-term debt	154,061	161,819	164,403
Deferred tax liabilities	493	3,666	4,281
Long-term operating lease obligations	48,116	21,459	21,720
Other long-term liabilities	870	616	717
Total liabilities	497,447	486,675	494,060

Stockholders' equity:
Common stock, par value of $0.01 per share; 250,000,000 shares authorized as of December 31, 2024, March 31, 2024 and December 31, 2023; 56,398,608, 55,583,660 and 55,412,234 shares issued and outstanding as of December 31, 2024, March 31, 2024 and December 31, 2023, respectively	563	555	553
Additional paid-in capital	977,141	936,403	922,592
Accumulated other comprehensive income (loss)	183	(50)	(58)
Accumulated deficit	(210,500)	(294,336)	(308,863)
Total stockholders' equity	767,387	642,572	614,224
Total liabilities and stockholders' equity	$1,264,834	$1,129,247	$1,108,284

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated statements of cash flows
(unaudited)
(in thousands)

	Nine months ended December 31,
	2024	2023
Cash flows from operating activities:
Net income	$83,836	$113,136
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	30,899	20,445
Non-cash lease expense	7,010	3,802
Stock-based compensation expense	56,951	29,459
Amortization of debt issuance costs and discount on debt	413	290
Deferred income taxes	(4,153)	(1,684)
Impairment of equity investment	—	1,720
Acquisition-related seller expenses	—	(10,549)
Other, net	844	27
Changes in operating assets and liabilities:
Accounts receivable	(65,067)	(45,878)
Inventory	(23,652)	(106,898)
Prepaid expenses and other assets	(77,534)	(50,696)
Accounts payable and accrued expenses	(5,691)	84,733
Other liabilities	(6,116)	(3,768)
Net cash (used in) provided by operating activities	(2,260)	34,139
Cash flows from investing activities:
Acquisition, net of cash acquired	—	(274,973)
Purchase of property and equipment	(7,461)	(5,984)
Other, net	(278)	—
Net cash used in investing activities	(7,739)	(280,957)
Cash flows from financing activities:
Proceeds from revolving line of credit	—	89,500
Proceeds from long-term debt	—	115,000
Repayment of long-term debt	(8,062)	(5,188)
Debt issuance costs paid	—	(665)
Repurchase of common stock	(17,076)	—
Proceeds from exercise of stock options	917	2,893
Other, net	(57)	(489)
Net cash (used in) provided by financing activities	(24,278)	201,051
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(61)	(56)
Net decrease in cash, cash equivalents and restricted cash	(34,338)	(45,823)
Cash, cash equivalents and restricted cash - beginning of period	108,183	120,778
Cash, cash equivalents and restricted cash - end of period	$73,845	$74,955

Balance sheet classification	December 31, 2024	December 31, 2023
Cash and cash equivalents	$73,845	$72,705
Restricted cash (included in Prepaid expenses and other current assets)	—	2,250
Total cash, cash equivalents and restricted cash	$73,845	$74,955

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP net income to non-GAAP adjusted EBITDA
(unaudited)
(in thousands)

	Three months ended December 31,		Nine months ended December 31,
	2024	2023	2024	2023
Net income	$17,261	$26,888	$83,836	$113,136
Interest expense, net	3,527	3,985	10,953	3,021
Income tax provision	9,019	3,528	17,622	16,673
Depreciation and amortization	11,599	10,272	30,899	20,445
EBITDA	$41,406	$44,673	$143,310	$153,275
Stock-based compensation	22,339	11,042	56,951	29,459
Impairment of equity investment (a)	—	—	—	1,720
Other non-cash and non-recurring items (b)	4,966	3,378	15,213	9,357
Adjusted EBITDA	$68,711	$59,093	$215,474	$193,811

(a) Represents an impairment of equity investment recorded during the nine months ended December 31, 2023.
(b) Represents other non-cash or non-recurring items, which include amortization of internal-use software costs related to cloud applications, costs related to the acquisition of Naturium, and cloud computing ERP implementation costs.

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP SG&A to non-GAAP adjusted SG&A
(unaudited)
(in thousands)

	Three months ended December 31,		Nine months ended December 31,
	2024	2023	2024	2023
Selling, general and administrative expenses	$218,220	$160,121	$584,936	$364,246
Stock-based compensation	(22,303)	(11,051)	(56,905)	(29,464)
Other non-recurring items (a)	(3,036)	(1,726)	(10,466)	(5,267)
Adjusted selling, general and administrative expenses	$192,881	$147,344	$517,565	$329,515

(a) Represents other non-recurring cloud computing ERP implementation costs and costs related to the acquisition of
Naturium.

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP net income to non-GAAP adjusted net income
(unaudited)
(in thousands, except share and per share data)

	Three months ended December 31,		Nine months ended December 31,
	2024	2023	2024	2023
Net income	$17,261	$26,888	$83,836	$113,136
Stock-based compensation	22,339	11,042	56,951	29,459
Other non-recurring items (a)	3,036	2,056	10,466	5,597
Impairment of equity investment (b)	—	—	—	1,720
Amortization of acquired intangible assets (c)	4,349	6,128	13,047	10,183
Tax Impact (d)	(3,952)	(3,219)	(11,954)	(7,174)
Adjusted net income	$43,033	$42,895	$152,346	$152,921

Weighted average number of shares outstanding – diluted	58,353,219	58,030,115	58,463,343	57,550,094
Adjusted diluted earnings per share	$0.74	$0.74	$2.61	$2.66

(a) Represents other non-recurring cloud computing ERP implementation costs and costs related to the acquisition of
Naturium.
(b) Represents an impairment of equity investment recorded during the nine months ended December 31, 2023.
(c) Represents amortization expense of acquired intangible assets consisting of customer relationships and trademarks.
(d) Represents the tax impact of the above adjustments.